As filed with the Securities and Exchange Commission on October 18, 2011

Registration No. 333-66447

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MedQuist Inc.

(Exact name of registrant as specified in its charter)

New Jersey

(State or other jurisdiction of

incorporation or organization)

7374	22-2531298
(Primary Standard Industrial Classification Code Number)	(I.R.S Employer Identification No.)

9009 Carothers Parkway

Franklin, Tennessee 37067

(615) 261-1740

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Roger L. Davenport

Chief Executive Officer and Chairman

MedQuist Inc.

9009 Carothers Parkway

Franklin, Tennessee 37067

(615) 261-1740

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPY TO:

Steven J. Abrams, Esq.

Pepper Hamilton LLP

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, Pennsylvania 19103-2799

(215) 981-4000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-4 (Registration No. 333-66447) of MedQuist Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) on October 30, 1998 (the “Form S-4 Registration Statement”), as amended by Amendment No. 1 on Form S-8, filed with the Commission on December 24, 1998 (the “Post-Effective Amendment No. 1”) (as amended, the “Registration Statement”), which registered 10,206,103 shares of common stock, no par value (the “Securities”).

On October 18, 2011, pursuant to the terms of the Agreement and Plan of Merger, dated as of the same date, by and among the Company, MedQuist Holdings Inc. (“Parent”) and MedQuist Merger Corporation, an indirectly wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and an indirectly wholly-owned subsidiary of Parent.

In connection with the Merger, the Registration Statement is hereby withdrawn and all Securities registered hereunder, which remain unsold as of the date hereof, are hereby removed from registration.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, MedQuist Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Franklin, State of Tennessee, on the 18th day of October, 2011.

MEDQUIST INC.

By:	/s/ Roger L. Davenport
Roger L. Davenport
Chairman & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement No. 333-66447 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Roger L. Davenport	Chief Executive Officer and Chairman	October 18, 2011
Roger L. Davenport	(Principal Executive Officer)

/s/ Ronald L. Scarboro	Chief Financial Officer	October 18, 2011
Ronald L. Scarboro	(Principal Financial and Accounting Officer)

/s/ Frank Baker	Director	October 18, 2011
Frank Baker

/s/ Peter E. Berger	Director	October 18, 2011
Peter E. Berger